UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2004

DUNE ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27897	95-4737507
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 1600, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 963-4635

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director.

     At a meeting of the Board of Directors of Dune Energy, Inc. (the “Company”), held on September 29, 2004, the Board appointed Mr. Marshall Lynn Bass to serve as a Director of the Company and Mr. Bass accepted such appointment. Mr. Bass was appointed to fill a vacancy on the Board that was created in May 2004 when the size of the Company’s Board was increased to seven persons. Mr. Bass is a Principal of Weisser, Johnson & Co., an energy-focused boutique investment bank, based in Houston, Texas.

     At the meeting, the Board also established an Audit Committee, adopted a Charter setting forth guidelines for the Audit Committee and appointed Mr. Steven Barrenechea and Mr. Bass to serve on the Audit Committee. The Company believes that both Mr. Bass and Mr. Barrenechea are “independent directors” as such term is defined under the Securities Exchange Act of 1934.

Item 9.01 Exhibits.

Exhibit No.	Description

99.1	Audit Committee Charter

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUNE ENERGY, INC.

DATE:	October 5, 2004	By:	/s/ Alan Gaines

Alan Gaines
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Audit Committee Charter